For immediate release
February 7, 2014
For more information:
David Nielsen, CFO, 980-819-6220
investorrelations@community1.com

CommunityOne Bancorp Announces Continued Profitability
with Fourth Quarter 2013 Earnings of $2.3 Million

Charlotte, NC - CommunityOne Bancorp (NASDAQ: COB), the holding company for CommunityOne Bank, N.A. (“Bank”), today reported its second consecutive profitable quarter. Highlights of the unaudited financial results for the year and quarter ended December 31, 2013 include:

•
Net income after tax was $2.3 million in 4Q 2013 compared to net income after tax of $4.0 million in 3Q 2013 and a net loss after tax of $(6.3) million in 4Q 2012. For the full year 2013, net loss after tax was $(1.5) million compared to a net loss of $(40.0) million in 2012. Pre tax operating income for 2013 was virtually break even with a $(0.2) million loss.

•
For the full year 2013, core earnings, which excludes taxes, credit costs and provision, and non-recurring income and expense items, were $10.4 million, an increase of 111% from 2012. Core earnings were $3.8 million in 4Q 2013, compared to $4.7 million in 3Q 2013 and $2.3 million in 4Q 2012.

•
Noninterest expenses declined 23%, or $25.8 million, in 2013 as we realized the cost savings from the merger and the benefit of improved asset quality. Noninterest expenses fell 2% during 4Q 2013 on reduced personnel, occupancy and loan collection expenses.

•	Return on average assets was 0.45% and return on average equity was 11.05% for 4Q 2013

•	Net interest margin rose 49 bps on a full year basis in 2013 to 3.44%. For 4Q 2013, net interest margin fell by 24 basis points to 3.52%, from 3.76% in 3Q 2013 and 2.96% in 4Q 2012.

•	Continued positive credit performance in Q4 2013, including net OREO costs of $21 thousand and non-purchased loan recoveries of $0.7 million.

•
Asset quality continued to improve as nonperforming assets fell 19% from 3Q 2013 and 54% from 4Q 2012. Full year net charge-offs as a percent of average loans held for investment fell to 0.26%, from 1.94% in 2012.

•
Net provision expense for the quarter of $1.8 million and $0.5 million for the full year 2013. 4Q provision includes $0.9 million recovery of provision for non-Granite purchased impaired loans, offset by $2.7 million of provision on Granite purchased impaired loans caused by a reduction in future cash flow estimates for certain of the loan pools in this portfolio.

•	For the Granite purchased impaired loan portfolio as a whole, estimated future accretion increased by $8.9 million as a result of extension of cash flows in the portfolio.
“We achieved all of the goals we set out for the Company in 2013”, said Brian Simpson, CEO. “We completed the merger with the Bank of Granite, returned our Company to satisfactory condition with the lifting of the regulatory orders by the OCC and the Federal Reserve, continued to resolve the legacy credit problems by reducing nonperforming assets by 54% and lowering charge offs to 26 bps of loans, and most importantly, recorded two consecutive quarters of profitability in the third and fourth quarters as we had said we would.”
“We are excited about the momentum we built in 2013 and we are already working on our 2014 priorities”, said Bob Reid, President. “In 2014 we are focused on growing loans, growing deposits, investing in key businesses and capabilities, like cash management and mobile banking, all while continuing to reduce expenses, and resolving our remaining problem assets. Serving our customers and achieving our goals in 2014 will position us well for future expansion.”

Fourth Quarter and Full Year 2013 Financial Results
Results of Operations
Net income was $2.3 million for the fourth quarter of 2013, compared to net income of $4.0 million in the third quarter of 2013 and a net loss of $(6.3) million in the fourth quarter of 2012. Net income available to common shareholders was also $2.3 million, or $0.11 per common share, in the fourth quarter of 2013 compared to net income of $4.0 million, or $0.18 per common share, and a net loss of $(6.3) million, or $(0.29) per common share, in the third quarter of 2013 and the fourth quarter of 2012, respectively. Core earnings, which exclude taxes, credit costs and provision, and non-recurring income and expenses, fell to $3.8 million in the fourth quarter, from $4.7 million in the third quarter of this year, but was $1.3 million higher than the $2.3 million in the fourth quarter of 2012.
Fourth quarter financial results were primarily impacted by $1.8 million in provision expense. A recovery of provision of $0.9 million on non-Granite purchased impaired loans, which was offset by a $2.7 million provision on Granite purchased impaired loans due to a reduction in forecasted future cash flow in certain pools in this portfolio.
Net loss after tax was $(1.5) million in 2013, compared to a net loss of $(40.0) million in 2012. Net loss available to common shareholders was also $(1.5) million, or $(0.07) per common share, in 2013 compared to a loss of ($40.0) million, or $(1.87) per common share, in 2012. Core earnings, which exclude taxes, credit costs and provision, and non-recurring income and expenses, increased to $10.4 million in 2013, from $4.9 million in 2012.
The improved financial performance in 2013 was driven by a $3.2 million increase in net interest income as a result of $6 million decline in the cost of deposits, offset by an $83 million decline in average loan balances, primarily related to problem asset resolution. In addition, noninterest expense declined by $25.8 million during 2013 as the result of improvements in asset quality and the completion of the merger of Bank of Granite into CommunityOne Bank in June of 2013.
Net Interest Income
Net interest income was $64.4 million for the full year 2013, an increase of 5% compared to $61.3 million in 2012. The Company’s net interest margin was 3.44% in 2013, increased by 17% from 2.95% in 2012.
The 49 basis point increase in the net interest margin in 2013 over 2012 was the result of a 26 bp decrease in the cost of interest bearing deposits from 2012 to 53 basis points, and a decline in the average deposits of $218 million between 2012 and 2013. Average yield on earning assets was stable from 2012 to 2013, falling 1 bp to 4.00%.
Fourth quarter 2013 net interest income was $16.5 million, a decrease of 5% compared to $17.4 million in the third quarter, and an increase of 11% compared to $14.8 million in the same quarter of 2012. The Company’s net interest margin was 3.52% for the fourth quarter of 2013, decreased by 6% from 3.76% in the third quarter of 2013, and increased by 19% from 2.96% in the fourth quarter of last year.
The cost of interest bearing deposits also continued to decline during the fourth quarter from the previous quarter, by 1 bp, to 50 basis points, from the third quarter of 2013. The 24 basis point decline in the net interest margin in the fourth quarter of 2013 over the third quarter was principally the result of a decrease of $0.7 million in accretion on Granite purchased loans as a result of the cash flow reforecast on this portfolio during the quarter.
Accretion, net of contractual interest collected, on Granite purchased impaired loans was $5.7 million and $4.9 million in 2013 and 2012, respectively. Accretion, net of contractual interest collected, on these loans was $1.3 million, $2.0 million and $1.4 million in the fourth quarter of 2013, the third quarter of 2013 and the fourth quarter of 2012, respectively. During the quarter, our estimated future accretion on this portfolio increased $8.9 million as a result of extension of cash flows in this portfolio.
Asset Quality and Provision for Loan Losses
Nonperforming assets, including nonaccruing loans, loans over 90 days delinquent and still accruing not accounted for under purchased impaired loan accounting, and other real estate owned and repossessed loan collateral, fell to $65.3 million, or 3.3% of total assets at the end of 2013, compared to $142.6 million, or 6.6% of total assets, in 2012. Other real estate owned and repossessed loan collateral fell by 54% during 2013 to $28.4 million at year end, compared to $63.1 million at the end of 2012.
The allowance for loan losses was $26.8 million, or 2.21% of loans held for investment, at the end of the fourth quarter of 2013, compared to $25.4 million, or 2.12%, at the end of the previous quarter, and $29.3 million, or 2.49%, at the end of the fourth quarter of 2012. The year to date annualized loss rate declined to 0.26% in 2013, compared to 1.94% in 2012.
Provision for loan losses was $0.5 million in 2013 compared to $14.0 million in 2012 as asset quality improved.
Provision for loan losses was $1.8 million in the fourth quarter of 2013 compared to a recovery of $0.4 million in the previous quarter, and a provision of $3.2 million in the fourth quarter of 2012. A $0.9 million recovery of provision in the non-Granite purchased impaired loan portfolio was recorded as a result of continued improvements in historical loss rates utilized in our allowance for loan loss model. This recovery was offset by the $2.7 million provision on Granite purchased impaired loans discussed previously. The fourth quarter annualized charge off rate for average loans held for investment was 0.14%, compared to an annualized recovery rate of 0.22% during the third quarter of 2013.
Other real estate owned and repossessed loan collateral fell by 14% during the quarter to $28.4 million at quarter-end, compared to $33.2 million in the previous quarter. For the fourth quarter of 2013 the Company had net OREO costs of $21 thousand, which included gains on the sale of OREO, net of writedowns, of $0.5 million.
Noninterest Income
Core noninterest income, which excludes non-recurring securities gains and losses, was almost unchanged in 2013, falling by $0.3 million to $17.6 million, compared to $17.9 million in 2012. Increases of $0.3 million in mortgage loan income and $0.3 million in trust and investment services were offset by $0.4 million decline in service charges, mostly as a result of service charges waived during the bank merger in June, and a $0.5 million decrease in income from other investments in 2013.
For the fourth quarter, core noninterest income fell $0.3 million to $4.1 million, compared to $4.4 million in the previous quarter and $4.8 million in the fourth quarter a year ago. A decrease in the mortgage loan pipeline and sales of mortgage loans to Fannie Mae contributed to a $0.2 million decrease in mortgage loan income from last quarter, and $0.8 million from the fourth quarter of 2012.
Noninterest Expense
Total noninterest expense fell $25.8 million, or 23%, from 2012 on reduced OREO and professional fees. Core noninterest expense fell by 3%, or $2.6 million, to $71.7 million in 2013, compared to $74.3million in 2012.
Total noninterest expense fell $0.4 million, or 2%, in the fourth quarter from the prior quarter on reduced personnel, occupancy and loan collection related expenses. Core noninterest expense fell 2% to $16.8 million in the fourth quarter of 2013, compared to $17.1 million in the preceding quarter and $17.4 million in the fourth quarter a year ago. The decrease this quarter of $0.3 million was primarily the result of reductions in personnel and occupancy expense synergies as a result of the Bank of Granite merger, as well as reduced loan collection expenses associated with reduced levels of problem assets.
Balance Sheet Review
Loans held for investment grew 3% in 2013 to $1.21 billion, compared to $1.18 billion at the end of the 2012. Loans held for investment grew at an annualized rate of 6% in the fourth quarter, reflecting improving loan demand, an additional residential mortgage loan pool purchase of $23 million during the quarter and an improving portfolio in terms of credit quality.
Total deposits fell $158.3 million, or 8%, during 2013 to $1.75 billion, compared to $1.91 billion at the end of 2012. Higher cost time deposits fell $180.9 million as part of our strategy to reduce deposit costs. Low cost core deposits, consisting of non-CD deposits, grew $22.6 million during 2013 to $1.17 billion, from $1.14 billion at December 31, 2012.
Conference Call
A conference call will be held at 11:00 a.m., Eastern time this morning February 7th, 2014. Interested parties should dial in five to ten minutes prior to the scheduled start time to 1-888-317-6016. International callers should dial in to 1-412-317-6016. Canadian callers may dial in to 1-855-669-9657. To join the call, participants will be required to provide conference ID number 10039109. The webcast may be accessed via the Investor Relations section of the Company’s website at www.community1.com. The webcast replay will be available until February 7, 2015. The teleconference replay will be available one hour after the end of the conference through March 10, 2014 at 9:00 a.m. Eastern Time. To access the teleconference replay, dial toll free in the U.S. to 1-877-344-7529 or outside the U.S. to 1-412-317-0088 and provide Conference ID Number 10039109.
About CommunityOne Bancorp
CommunityOne Bancorp is the North Carolina-based bank holding company for CommunityOne Bank, N.A., a $2 billion community bank, operating 53 branches in 42 communities throughout central, southern and western North Carolina, offering a wide variety of consumer, mortgage and commercial banking services to retail and business customers, including loans, deposits, cash management, wealth and online banking. Investors can obtain additional information about the Company and the Bank through reviewing its website at www.community1.com.
Non-GAAP Financial Measures
Statements in this press release include certain non-GAAP financial measures, which should be read along with the accompanying tables that provide a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures. The non-GAAP financial measures referenced in this press release include: tangible shareholders’ equity, core earnings, core noninterest expense, and core noninterest income. The Company believes that these non-GAAP financial measures provide information useful to investors in understanding our underlying performance and business trends as they facilitate comparisons with the performance of others in the financial services industry. However, these non-GAAP financial measures should not be considered an alternative to GAAP, and investors should consider the Company’s performance and financial condition as reported under GAAP as well as other relevant information when assessing the overall performance and financial condition of the Company.
Forward Looking Statements
Information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, and usually can be identified by the use of forward-looking terminology, such as “believes,” “expects,” or “are expected to,” “plans,” “projects,” “goals,” “estimates,” “may,” “should,” “could,” “would,” “intends to,” “outlook” or “anticipates,” or variations of these and similar words, or by discussions of strategies that involve risks and uncertainties that could cause actual results to differ materially, including, without limitation, risks associated with our financial resources in the amount, at the times and on the terms required to support our future business; changes in interest rates, spreads on earning assets and interest-bearing liabilities, the shape of the yield curve and interest rate sensitivity; continued and increased credit losses and material changes in the quality of our loan portfolio; continued decline in the value of our OREO; increased competitive pressures in the banking industry or in our markets; less favorable general economic conditions, either nationally or regionally, resulting in, among other things, a reduced demand for credit or other services; a slowdown in the housing markets, or an increase in interest rates, either of which may further reduce demand for mortgages; changes in regulation affecting our bank or accounting principles and standards; adverse changes in financial performance or condition of our borrowers, which could affect repayment of such borrowers' outstanding loans; repurchase risk in connection with our mortgage line of business; reducing costs and expenses; the inaccuracy of assumptions underlying the establishment of our ALL; loss of one or more members of executive management; disruptions in or manipulations of our operating systems or the systems of our vendors due to, among other things, cybersecurity risks or otherwise; and our success at managing the risks involved in the foregoing. Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results of the Company will not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and in other sections of the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, its quarterly reports on Form 10-Q, and its current reports on Form 8K.
The forward looking statements in this press release speak only as of the date of the press release and the Company does not assume any obligation to update them after such date.

Quarterly Results of Operations

(in thousands, except per share data)	4Q 2013	3Q 2013	2Q 2013	1Q 2013	4Q 2012
Interest Income					
Interest and fees on loans	$ 14,976	$ 15,964	$ 14,422	$ 14,785	$ 15,529
Interest on investment securities	3,814	3,774	3,518	3,073	2,540
Other interest income	141	115	197	212	287
Total interest income	18,931	19,853	18,137	18,070	18,356
Interest Expense					
Deposits	1,839	1,894	2,090	2,247	2,830
Retail repurchase agreements	6	6	4	4	6
Federal Home Loan Bank advances	340	289	365	382	391
Other borrowed funds	282	282	264	264	280
Total interest expense	2,467	2,471	2,723	2,897	3,507
Net interest income before provision for loan losses	16,464	17,382	15,414	15,173	14,849
Provision for (recovery of) loan losses	1,820	(350)	(1,057)	110	3,172
Net interest income after provision for loan losses	14,644	17,732	16,471	15,063	11,677
Noninterest Income					
Service charges on deposit accounts	1,798	1,858	1,681	1,376	1,277
Mortgage loan income	235	420	921	744	1,014
Cardholder and merchant services income	1,127	1,161	1,174	1,069	1,522
Trust and investment services	341	329	394	241	344
Bank owned life insurance	267	267	276	263	285
Other service charges, commissions and fees	356	365	337	258	351
Securities (loss)/gains, net	-	50	345	2,377	2,198
Other income	23	37	119	205	(34)
Total noninterest income	4,147	4,487	5,247	6,533	6,957
Noninterest Expense					
Personnel expense	9,512	9,663	10,807	10,679	9,806
Net occupancy expense	1,332	1,558	1,671	1,831	1,595
Furniture, equipment and data processing expense	2,126	2,050	2,094	2,368	2,713
Professional fees	626	222	760	1,493	1,556
Stationery, printing and supplies	135	136	187	186	191
Advertising and marketing	141	150	179	665	537
Other real estate owned expense	21	(98)	3,332	883	6,289
Credit/debit card expense	619	627	473	425	438
FDIC insurance	663	646	664	670	620
Loan collection expense	548	1,120	1,146	1,519	895
Merger-related expense	-	-	1,989	1,509	884
Core deposit intangible amortization	352	352	352	352	352
Other expense	1,476	1,501	1,011	1,759	(35)
Total noninterest expense	17,551	17,927	24,665	24,339	25,841
Income (loss) before taxes	1,240	4,292	(2,947)	(2,743)	(7,207)
Income tax expense (benefit)	(1,050)	286	236	1,853	(911)
Net Income/(Loss)	$ 2,290	$ 4,006	$ (3,183)	$ (4,596)	$ (6,296)
Weighted average common shares outstanding - basic and diluted	21,756	21,739	21,729	21,698	21,368
Net income/(loss) per common share - basic and diluted	$ 0.11	$ 0.18	$ (0.15)	$ (0.21)	$ (0.29)

Quarterly Balance Sheets

Quarterly Supplemental Data

Annual Results of Operations

(in thousands, except per share data)	2013	2012	2011
Interest Income			
Interest and fees on loans	$ 60,147	$ 65,987	$ 52,481
Interest on investment securities	14,179	10,778	9,830
Other interest income	665	1,223	820
Total interest income	74,991	77,988	63,131
Interest Expense			
Deposits	8,070	14,074	19,679
Retail repurchase agreements	20	29	52
Federal Home Loan Bank advances	1,376	1,448	2,547
Other borrowed funds	1,092	1,157	1,298
Total interest expense	10,558	16,708	23,576
Net interest income before provision for loan losses	64,433	61,280	39,555
Provision for (recovery of) loan losses	523	14,049	67,362
Net interest income after provision for loan losses	63,910	47,231	(27,807)
Noninterest Income			
Service charges on deposit accounts	6,713	7,080	6,203
Mortgage loan income	2,320	2,065	7
Cardholder and merchant services income	4,531	4,579	3,182
Trust and investment services	1,305	1,036	1,163
Bank owned life insurance	1,073	1,195	1,203
Other service charges, commissions and fees	1,316	1,059	770
Securities (loss)/gains, net	2,772	4,121	7,298
Net gains on fair value swap	-	-	(339)
Gain on extinguishment of debt	-	-	1,625
Other income	384	905	858
Total noninterest income	20,414	22,040	21,970
Noninterest Expense			
Personnel expense	40,661	40,051	27,725
Net occupancy expense	6,392	6,462	4,933
Furniture, equipment and data processing expense	8,638	8,720	6,648
Professional fees	3,101	5,529	7,335
Stationery, printing and supplies	644	636	471
Advertising and marketing	1,135	957	645
Other real estate owned expense	4,138	27,883	51,424
Credit/debit card expense	2,144	1,717	1,674
FDIC insurance	2,643	3,499	6,706
Loan collection expense	4,333	3,274	5,032
Merger-related expense	3,498	3,243	1,236
Prepayment penalty on borrowings	-	-	1,605
Loss on sale of loans held for sale	-	-	1,241
Core deposit intangible amortization	1,408	1,407	896
Other expense	5,747	6,910	7,469
Total noninterest expense	84,482	110,288	125,040
Loss before taxes	(158)	(41,017)	(130,877)
Income tax expense (benefit)	1,325	(1,039)	641
Loss from continuing operations, net of tax	(1,483)	(39,978)	(131,518)
Loss from discontinued operations, net of tax	-	(27)	(5,796)
Net Loss	(1,483)	(40,005)	(137,314)
Dividends on preferred stock	-	-	44,592
Net Loss to Common Shareholders	$ (1,483)	$ (40,005)	$ (92,722)
Weighted average common shares outstanding - basic and diluted	21,731	21,368	4,197
Net loss per common share from continuing operations -	$ (0.07)	$ (1.87)	$ (20.71)
Net loss per common share from discontinued operations -	-	-	(1.38)
Net Loss per common share - basic and diluted	$ (0.07)	$ (1.87)	$ (22.09)

Annual Balance Sheets

(in thousands)	2013	2012	2011
Assets			
Cash and due from banks	$ 31,917	$ 38,552	$ 35,773
Interest-bearing bank balances	35,513	201,058	517,643
Investment securities:			
Available-for-sale	414,614	564,850	431,306
Held-to-maturity	151,795	-	-
Loans held for sale	1,836	6,974	4,529
Loans held for investment	1,212,248	1,177,035	1,217,535
Less: Allowance for loan losses	(26,785)	(29,314)	(39,360)
Net loans held for investment	1,185,463	1,147,721	1,178,175
Premises and equipment, net	50,889	52,725	53,763
Other real estate owned	28,395	63,131	110,386
Core deposit premiums and other intangibles	6,914	7,495	8,177
Goodwill	4,205	4,205	3,905
Bank-owned life insurance	39,940	38,792	37,515
Other assets	33,551	26,062	27,691
Assets from discontinued operations	-	-	245
Total Assets	$ 1,985,032	$ 2,151,565	$ 2,409,108
Liabilities			
Deposits:			
Noninterest-bearing demand deposits	$ 290,461	$ 251,235	$ 234,673
Interest-bearing deposits:			
Demand, savings and money market deposits	875,970	892,576	849,828
Time deposits	582,274	763,177	1,044,610
Total deposits	1,748,705	1,906,988	2,129,111
Retail repurchase agreements	6,917	8,675	8,838
Federal Home Loan Bank advances	73,283	58,328	58,370
Junior subordinated debentures	56,702	56,702	56,702
Long term notes payable	5,263	-	-
Other liabilities	13,801	22,427	25,980
Liabilities from discontinued operations	-	-	1,092
Total Liabilities	1,904,671	2,053,120	2,280,093
Shareholders' Equity			
Preferred stock Series A, $10.00 par value	-	-	-
Preferred stock, $1.00 par value	-	-	-
Common stock	461,637	460,955	455,166
Accumulated deficit	(363,670)	(362,187)	(322,182)
Accumulated other comprehensive income (loss)	(17,606)	(323)	(3,969)
Total Shareholders' Equity	80,361	98,445	129,015
Total Liabilities and Shareholders' Equity	$ 1,985,032	$ 2,151,565	$ 2,409,108

Annual Supplemental Data

(in thousands, except share and per share data)	2013	2012	2011
Income Statement Data			
Net interest income	$ 64,433	$ 61,280	$ 39,555
Provision for loan losses	523	14,049	67,362
Noninterest income	20,414	22,040	21,970
Noninterest expense	84,482	110,288	125,040
Loss from continuing operations, before income taxes	(158)	(41,017)	(130,877)
Loss from continuing operations, net of tax	(1,483)	(39,978)	(131,518)
Loss from discontinued operations, net of tax	-	(27)	(5,796)
Net Loss	(1,483)	(40,005)	(137,314)
Net Loss to common shareholders	(1,483)	(40,005)	(92,722)
Period End Balances			
Assets	$ 1,985,032	$ 2,151,565	$ 2,409,108
Loans held for sale	1,836	6,974	4,529
Loans held for investment	1,212,248	1,177,035	1,217,535
Allowance for loan losses	(26,785)	(29,314)	(39,360)
Goodwill	4,205	4,205	3,905
Deposits	1,748,705	1,906,988	2,129,111
Borrowings	142,165	123,705	123,910
Shareholders' equity	80,361	98,445	129,015
Average Balances			
Assets	$ 2,047,145	$ 2,291,541	$ 1,911,943
Loans held for sale	3,693	5,312	12,849
Loans held for investment	1,158,985	1,240,550	1,132,125
Allowance for loan losses	(27,596)	(36,738)	(66,285)
Goodwill	4,205	4,130	574
Deposits	1,809,575	2,027,425	1,725,512
Borrowings	131,710	124,914	190,864
Shareholders' equity	85,575	114,684	(22,809)
Per Common Share Data			
Loss per common share from continuing operations - basic and diluted	$ (0.07)	$ (1.87)	$ (20.71)
Loss per common share from discontinued operations - basic and diluted	-	-	(1.38)
Loss per common share - basic and diluted	(0.07)	(1.87)	(22.09)
Book value	3.68	4.54	6.11
Tangible book value	3.17	4.00	5.54

Quarterly Non-GAAP Measures

Annual Non-GAAP Measures

(in thousands)	2013	2012	2011
Shareholders' equity	$ 80,361	$ 98,445	$ 129,015
Less:			
Goodwill	(4,205)	(4,205)	(3,905)
Core deposit and other intangibles	(6,914)	(7,495)	(8,177)
Tangible shareholders' equity (Non-GAAP)	$ 69,242	$ 86,745	$ 116,933
Net income/(loss) to common shareholders	$ (1,483)	$ (40,005)	$ (92,722)
Less taxes, credit costs and nonrecurring items:			
Preferred stock gain, net	-	-	44,592
Loss on discontinued operations, net	-	(27)	(5,796)
Gain on extinguishment of debt	-	-	1,625
Securities (loss)/gains, net	2,772	4,121	7,298
Income tax benefit (expense)	(1,325)	1,039	(641)
Other real estate owned expense	(4,138)	(27,883)	(51,424)
Provision for loan losses	(523)	(14,049)	(67,362)
Loss of loans held for sale	-	-	(1,241)
Prepayment penalty on borrowings	-	-	(1,605)
Mortgage and litigation accruals	487	(1,100)	-
Loan collection expense	(4,333)	(3,274)	(5,032)
Branch closure and restructuring expenses	(675)	(96)	-
Rebranding expense	(616)	(397)	-
Merger-related expense	(3,498)	(3,243)	(1,236)
Core earnings (Non-GAAP)	$ 10,366	$ 4,904	$ (11,900)
Noninterest expense	$ 84,482	$ 110,288	$ 125,040
Less credit costs and nonrecurring items:			
Other real estate owned expense	(4,138)	(27,883)	(51,424)
Loss of loans held for sale	-	-	(1,241)
Prepayment penalty on borrowings	-	-	(1,605)
Mortgage and litigation accruals	487	(1,100)	-
Loan collection expense	(4,333)	(3,274)	(5,032)
Branch closure and restructuring expenses	(675)	(96)	-
Rebranding expense	(616)	(397)	-
Merger-related expense	(3,498)	(3,243)	(1,236)
Core noninterest expense (Non-GAAP)	$ 71,709	$ 74,295	$ 64,502
Noninterest income	$ 20,414	$ 22,040	$ 21,970
Less nonrecurring items:			
Gain on extinguishment of debt	-	-	1,625
Securities (loss)/gains, net	2,772	4,121	7,298
Core noninterest income (Non-GAAP)	$ 17,642	$ 17,919	$ 13,047